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                                                                    EXHIBIT 99.2


                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     First Amendment, dated as of September 24, 1999 (the "First Amendment"), to Agreement and Plan of Merger, dated as of July 13, 1999 (the "Original Agreement"), by and among Buhrmann NV, a company organized under the laws of the Kingdom of The Netherlands (the "Buyer"), North Acquisition Corporation, a Colorado corporation and a wholly owned subsidiary of the Buyer (the "Merger Subsidiary"), and Corporate Express, Inc., a Colorado corporation (the "Company"). The Buyer, the Merger Subsidiary, and the Company are referred to collectively herein as the "Parties."

     WHEREAS, the Buyer and the Company deem it advisable and in the best interests of their respective shareholders to amend the Original Agreement to modify certain provisions relating to the merger consideration, to eliminate certain conditions to the consummation of the Merger, and to adjust the amount payable for Stay-Put Bonuses and the Option Termination Adjustment Amount if there is a reduction in the number of Company Stock Options or Warrants prior to the Effective Date;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

SECTION 1  General

     Except as set forth herein, all provisions of the Original Agreement remain in full force and effect. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Original Agreement.

SECTION 2  Changes to Section 2.4(e): Conversion of Company Shares

     Section 2.4(e) of the Original Agreement is amended to read in full as follows:

        Conversion of Company Common Shares. At and as of the Effective Time, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the sum in cash of $9.70 (the "Merger Consideration").

SECTION 3  Elimination of Provisions re: Delivery Systems Spinoff

     Section 5.4 (Delivery Systems Spinoff), Section 5.5 (NASDAQ Listing), subsection (b) of Section 5.7 (Delivery Systems Spinoff), the words following the phrase "the Delivery Systems Dispositions shall have been consummated" in subsection (f) of Section 6.1 (Conditions to Obligation of the Buyer and the Merger Subsidiary) and subsection (a) of Section 6.2 (Conditions to Obligation of the Company) are eliminated in their entirety.

SECTION 4  Dispositions

     The first two sentences of Section 5.3 (Dispositions) are combined and amended to read in full as follows:

          The Company has applied or will apply the Sofco Proceeds, the Forms Sale Proceeds and the proceeds from the Expedited Dispositions and the Delivery Systems Dispositions to repay indebtedness under the Company's existing credit facility.

     The Buyer agrees and acknowledges that, to the extent that the Expedited Dispositions and the Delivery Systems Dispositions, as such transactions were consummated in accordance with the definitive agreements relating to such transactions (copies of which were provided to the Buyer prior to the date hereof), vary from the requirements set forth in subsections (a), (c), (d) or
(g) of Section 5.3, the Buyer consents to such variations.

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SECTION 5 Adjustment to Stay-Put Bonuses and Option Termination Adjustment
          Amount

     (a) The first sentence of Section 5.19 (Stay-Put Bonuses) is hereby amended to read in full as follows:

          At the request of the Buyer and in order to retain key and necessary employees following the Merger, the Company will award special employee bonuses ("Stay-Put Bonuses") in an aggregate amount not to exceed $9.0 million plus such portion of the Adjustment Amount allocated at or promptly following the Effective Date by executive management of the Surviving Corporation to pay Stay-Put Bonuses. Stay-Put Bonuses shall be awarded for the purpose of retaining employees that the Company and the Buyer believe are important to the operation of the Company's business following the Merger.

     (b) The definition of "Option Termination Adjustment Amount" is amended to read in full as follows:

          "Option Termination Adjustment Amount" means (a) $10.0 million plus
     (b) such portion of the Adjustment Amount allocated at or promptly after the Effective Date by executive management of the Surviving Corporation to the Option Termination Adjustment Amount.

     (c) The following defined term is hereby added to Article I (Definitions):

          "Adjustment Amount" is the amount by which the aggregate Merger Consideration that would be payable upon the exercise of all Company Stock Options or Warrants existing on July 13, 1999 that are terminated or cancelled prior to the Effective Time (other than under Section 5.17(a) or 5.17(c)) exceeds the aggregate exercise price of all such terminated or cancelled Company Stock Options or Warrants.

SECTION 6  Operation of Business

     The following sentence is added at the end of Section 5.11 (Operation of Business):

          Notwithstanding the foregoing, the Company may pay fees and expenses and remit other amounts payable (in an aggregate amount not to exceed $9.5 million) in connection with the Expedited Dispositions, the Delivery Systems Dispositions and the Sofco Disposition, including, but not limited to: legal fees and expenses; audit fees and expenses; accounting fees and expenses; consulting fees and expenses; investment banking fees and expenses; employee retention bonuses; sales and incentive bonuses; transition incentive bonuses and expense reimbursement.

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     IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment as of the date first above written.

                                            BUHRMANN NV

                                            By:   /s/ Gordon Glover
                                              ----------------------------------
                                            Title: Director, Mergers,
                                                   Acquisitions and
                                                   -----------------------------
                                                   Investments
                                                   -----------------------------

                                            NORTH ACQUISITION CORPORATION

                                            By:   /s/ Gordon Glover
                                              ----------------------------------
                                            Title: Vice President
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                                            CORPORATE EXPRESS

                                            By:   /s/ Gary M. Jacobs
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                                            Title: Executive Vice President
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